                     [THIS AGREEMENT HAS BEEN TERMINATED.]

                                                                   Exhibit 10.10

                  The Northwestern Mutual Life Insurance Company agrees to pay the benefits provided in this policy, subject to its terms and conditions. Signed at Milwaukee, Wisconsin on the Date of Issue.

                  PRESIDENT AND CEO.                 SECRETARY


              VARIABLE WHOLE LIFE POLICY WITH ADDITIONAL PROTECTION

                          Eligible For Annual Dividends

                     Insurance payable at death of Insured.

               Fixed premiums payable for period shown on page 3.

                      Benefits reflect investment results.

             Variable benefits described in Sections 1,3,6,7 and 8.

THE DEATH BENEFIT MAY INCREASE OR DECREASE DAILY DEPENDING ON INVESTMENT RESULTS. HOWEVER, IF NO PREMIUM IS UNPAID AS OF ITS DUE DATE, THE DEATH BENEFIT WILL NOT BE LESS THAN THE MINIMUM GUARANTEED DEATH BENEFIT SHOWN ON PAGE 3, LESS ANY POLICY DEBT.

THE CASH VALUE UNDER THIS POLICY MAY INCREASE OR DECREASE DAILY DEPENDING ON INVESTMENT RESULTS. THERE IS NO GUARANTEED MINIMUM CASH VALUE.

Right To Return Policy - - Please read this policy carefully. The policy may be returned by the Owner for any reason within (1) ten days after it was received or (2) forty-five days after the application was signed, whichever is later. The policy may be returned to your agent or to the Home Office of the Company at 720 East Wisconsin Avenue, Milwaukee, WI 53202. If returned, the policy will be considered void from the beginning. Any premium paid will then be refunded.

QQ.VCL

                                  Northwestern
                                   Mutual LIFE

INSURED                  Carmelo Russo                       AGE AND SEX           52     Male-SN

POLICY DATE              October 25, 1998.                   POLICY NUMBER         14     838 737

PLAN                     Variable Whole Life                 INITIAL TOTAL
                         With Additional Protection          DEATH BENEFIT         $      500,697

QQ.VCL

This policy is a legal contract between the Owner and The Northwestern Mutual Life Insurance Company.

                           Read your policy carefully.

                           GUIDE TO POLICY PROVISIONS

    BENEFITS AND PREM1UMS

    SECTION 1.  THE CONTRACT

                Life Insurance Benefit payable on death of Insured. incontestability. Suicide. Definition of dates.

    SECTION 2.  OWNERSHIP

                Rights of the Owner. Assignment as collateral.

    Section 3.  ADDITIONAL PROTECTION

                Description of Additional Protection. Reduction by Company. Owner's right to continue existing protection.

    SECTION 4.  PREMIUMS AND REINSTATEMENT

                Payment of premiums. Grace period of 31 days to pay premium. Amount of premium and premium adjustments.
                Unscheduled additional premium payments.
                Premium suspension. How to reinstate the policy.

    SECTION 5.  DIVIDENDS

                Annual dividends. Use of dividends. Dividend at death.

    SECTION 6.  THE SEPARATE ACCOUNT

                The Separate Account and the investment divisions. Allocation of net premiums, dividends and deductions. Transfer of assets.

    SECTION 7.  DETERMINATION OF VALUES

                Policy Value. Cost of insurance charges. Excess amount. Variable paid-up additional insurance.

    SECTION 8.  CASH VALUES AND PAID-UP INSURANCE

                Cash value. Paid-up insurance if premium is not paid. Surrender. Tabular values.

    SECTION 9.  LOANS AND WITHDRAWALS

                Policy loans. Interest on loans. Withdrawals.

    Section 10. EXCHANGE OF POLICY

    SECTION 11. BENEFICIARIES

                Naming and change of beneficiaries.
                Marital deduction provision for spouse of Insured. Succession in interest of beneficiaries.

    SECTION 12. PAYMENT OF POLICY BENEFITS

                Payment of death or surrender proceeds. Payment plans for policy proceeds. Right to increase income under payment plans. Guaranteed payment tables.

    ADDITIONAL BENEFITS (if any)

    APPLICATION

                              BENEFITS AND PREMIUMS
                        DATE OF ISSUE -- OCTOBER 25, 1998

    Plan and Additional Benefits                     Initial        Annual          Years
                                                     Amount         Premiums        Payable
    Variable Whole Life
    With Additional Protection

       Minimum Guaranteed Death Benefit              $ 300,000      $  8,160.00     Life
       Additional Protection                           200,000*        2,412.00*    Life
       Premiums To Increase Policy Value
           Scheduled Additional Premium                                3,700.00     Life
       Excess Amount                                       697#

              Initial Totals                         $ 500,697#     $ 14,272.00

* This amount of Additional Protection is guaranteed to October 25, 2006 unless the guaranteed period is terminated sooner under section 3.1. To continue this amount of Additional Protection after October 25, 2006, an increased premium may be required under section 3.2.

#   This amount may increase or decrease daily depending on investment results.

An annual premium is payable October 25, 1998 and every October 25 after that.

The first annual premium is $14,272.00.

The initial annual minimum premium is $10,572.00.

This policy is issued in a select premium class.

DIRECT BENEFICIARY          Carol A Russo, spouse of the Insured
OWNER                       Carmelo Russo, the Insured

INSURED                Carmelo Russo                     AGE AND SEX           52   Male-SN

POLICY DATE            October 25, 199E.                 POLICY NUMBER         14   838 737

PLAN                   Variable Whole Life               INITIAL TOTAL
                       With Additional Protection        DEATH BENEFIT         $    500,697

                                             POLICY NUMBER          14  838  737

                        - LIST OF CONTRACTUAL MINIMUMS -

The minimum increase in the scheduled additional premium is $100.00. The minimum unscheduled additional premium is $100.00.
The minimum withdrawal amount is $250.00.

                  TABLE OF DEDUCTIONS FROM ANNUAL PREMIUMS FOR
           MINIMUM GUARANTEED DEATH BENEFIT AND ADDITIONAL PROTECTION
                                (See Section 4.5)

an amount not more than $180.00; plus
an amount not more than 8.00% of the remainder of the premium

     TABLE OF DEDUCTIONS FROM ADDITIONAL PREMIUMS (See Section 4.5) an amount not more than 8.00%

           TABLE OF CHARGES UNDER PREMIUM SUSPENSION (See Section 7.1)

if premiums are suspended as described in Section 4.6.
an amount of not more than $165.60

                  TABLE OF SURRENDER CHARGES (See Section 8.1)

              Policy           Following Payment        Surrender
               Year            of Premium Due on         Charge
                                  October 25,

                 1                    1998                2,983.68
                 2                    1999                3,270.96
                 3                    2000                3,558.24
                 4                    2001                3,845.52
                 5                    2002                4,132.80

                 6                    2003                4,048.80
                 7                    2004                3,964.80
                 8                    2005                3,880.80
                 9                    2006                3,796.80
                10                    2007                3,712.80

                11                    2008                2,970.24
                12                    2009                2,227.68
                13                    2010                1,485.12
                14                    2011                  742.56
           15 and later               2012                    0.00

                                              POLICY NUMBER         14  838  737

                        TABLE OF COST OF INSURANCE RATES

                        Beginning
                        of Policy
                           Year           October 25,         Rate

                            1                1998             .00565
                            2                1999             .00619
                            3                2000             .00681
                            4                2001             .00748
                            5                2002             .00821

                            6                2003             .00900
                            7                2004             .00984
                            8                2005             .01075
                            9                2006             .01180
                           10                2007             .01296

                           11                2008             .01430
                           12                2009             .01586
                           13                2010             .01762
                           14                2011             .01955
                           15                2012             .02164

                           16                2013             .02387
                           17                2014             .02624
                           18                2015             .02882
                           19                2016             .03174
                           20                2017             .03551

                           21                2018             .03889
                           22                2019             .04337
                           23                2020             .04839
                           24                2021             .05384
                           25                2022             .05965

                           26                2023             .06577
                           27                2024             .07213
                           28                2025             .07892
                           29                2026             .08640
                           30                2027             .09477

                           31                2028             .10426
                           32                2029             .11502
                           33                2030             .12680
                           34                2031             .13945
                           35                2032             .15261

                           36                2033             .16638
                           37                2034             .18045
                           38                2035             .19503
                           39                2036             .21029
                           40                2037             .22651

                           41                2038             .24413
                           42                2039             .26404
                           43                2040             .28936
                           44                2041             .32489
                           45                2042             .38097

                           46                2043             .47769
                           47                2044             .65738
                           48                2045            1.00000

                                              POLICY NUMBER         14  838  737

          TABLE OF MAXIMUM ANNUAL PREMIUMS PER $1,000 OF TERM INSURANCE

                 Beginning
                 of Policy
                    Year           October 25,             Rate

                      9               2006              $    12.46
                     10               2007                   13.67
                     11               2008                   15.07
                     12               2009                   16.70
                     13               2010                   18.54

                     14               2011                   20.56
                     15               2012                   22.74
                     16               2013                   25.07
                     17               2014                   27.55
                     18               2015                   30.25

                     19               2016                   33.30
                     20               2017                   37.24
                     21               2018                   40.77
                     22               2019                   45.45
                     23               2020                   50.70

                     24               2021                   56.40
                     25               2022                   62.47
                     26               2023                   68.86
                     27               2024                   75.51
                     28               2025                   82.61

                     29               2026                   90.43
                     30               2027                   99.17
                     31               2028                  109.09
                     32               2029                  120.34
                     33               2030                  132.65

                     34               2031                  145.87
                     35               2032                  159.63
                     36               2033                  174.02
                     37               2034                  188.72
                     38               2035                  203.96

                     39               2036                  219.91
                     40               2037                  236.86
                     41               2038                  255.28
                     42               2039                  276.09
                     43               2040                  302.55

                     44               2041                  339.68
                     45               2042                  398.30
                     46               2043                  499.38
                     47               2044                  687.19
                     48               2045                1,000.00

The last term premium increase date is October 25, 2025.

                                              POLICY NUMBER         14  838  737

                     THE SEPARATE ACCOUNT (see section 6.1)


                           Select Bond Division
                           Money Market Division
                           Balanced Division
                           Index 500 Stock Division
                           Aggressive Growth Stock Division
                           International Equity Division
                           High Yield Bond Division
                           Growth Stock Division
                           Growth & Income Stock Division

The maximum number of Divisions for allocation is six.

The initial allocation date as used in section 6.2 is January 1, 1999.

The maximum transfer fee is $ 25.00.

The maximum withdrawal charge is $ 25.00. See section 9.8.

                                               POLICY NUMBER        14  838  737

                 TABLE OF TABULAR VALUES PEP $1.00 OF INSURANCE

       End                                               End
    of Policy                             Tabular    of Policy                     Tabular
      Year         October 25,             Value        Year        October 25,     Value
        1             1999                 .01998        46            2044         .91624
        2             2000                 .04037        47            2045         .93700
        3             2001                 .06111        48            2046        1.00000
        4             2002                 .08221
        5             2003                 .10366

        6             2004                 .12546
        7             2005                 .14761
        8             2006                 .17011
        9             2007                 .19292
       10             2008                 .21600

       11             2009                 .23928
       12             2010                 .26268
       13             2011                 .28613
       14             2012                 .30960
       15             2013                 .33307

       16             2014                 .35656
       17             2015                 .38007
       18             2016                 .40361
       19             2017                 .42709
       20             2018                 .45017

       21             2019                 .47322
       22             2020                 .49580
       23             2021                 .51782
       24             2022                 .53925
       25             2023                 .56010

       26             2024                 .58043
       27             2025                 .60034
       28             2026                 .61988
       29             2027                 .63900
       30             2028                 .65764

       31             2029                 .67565
       32             2030                 .69287
       33             2031                 .70924
       34             2032                 .72475
       35             2033                 .73951

       36             2034                 .75362
       37             2035                 .76729
       38             2036                 .78074
       39             2037                 .79422
       40             2038                 .80802

       41             2039                 .82255
       42             2040                 .83826
       43             2041                 .85551
       44             2042                 .87446
       45             2043                 .89493

                                 BASIS OF VALUES

The mortality basis is the Commissioners 1980 Standard Ordinary Mortality Table-B nonsmokers. The annual effective interest rate used to calculate quantities (a) and (b) of Section 4.6 Premium Suspension is 6%. All other net single premiums and tabular values are based on an annua] effective interest rate of 4%. All values assume that claims are paid at the end of policy years.

The nonforfeiture factor is .02454.

                             SECTION 1. THE CONTRACT

1.1. LIFE INSURANCE BENEFIT

     The Northwestern Mutual Life Insurance Company will pay a benefit on the death of the Insured. Subject to the terms and conditions of the policy:

     . payment of the death proceeds will be made after proof of the death of the Insured is received at the Home Office; and
     . payment will be made to the beneficiary or other payee under Sections 11 and 12.

The amount of the death proceeds when all premiums due have been paid will be:

     .    the Insurance Amount; plus
     .    the amount of variable paid-up additional insurance under Section 7.4;
          less
     . if premiums are not paid on an annual basis, an adjustment for any premiums used to purchase variable paid-up additional insurance that are due later in the policy year; plus . the amount of any dividend at death (Section 5.3); less
     .    the amount of any policy debt (Section 9.3).

These amounts will be determined as of the date of death.

     The Insurance Amount will be the greater of (a) and (b) where:

     (a)  is the sum of:

       . the Minimum Guaranteed Death Benefit shown on page 3; plus o the . amount of Additional Protection then in force under Section 3; plus . the Excess Amount determined under Section 7.3; and

     (b) is the amount of paid-up insurance which could be purchased by the Policy Value applied as a net single premium using the basis of values shown on page 8. If premiums are not paid on an annual basis, this amount of paid-up insurance will be reduced by an adjustment for any premiums due later in the policy year.

     The amount of the death proceeds when the Insured dies during the grace period following the due date of an unpaid premium will be:

     . the amount determined above assuming the overdue premium had been paid; less
     .    the amount of the unpaid premium.

     The amount of the death proceeds when the Insured dies while the policy is in force as paid-up insurance will be determined under Section 8.

1.2  ENTIRE CONTRACT; CHANGES

     This policy with the attached application is the entire contract. Statements in the application are representations and not warranties. A change in the policy is valid only if it is approved in writing by an officer of the Company. The Company may require that the policy be sent to it for endorsement to show a change. No agent has the authority to change the policy or to waive any of its terms.

1.3  INCONTESTABILITY

     The Company will not contest insurance under this policy after the insurance has been in force during the lifetime of the Insured for two years from the Date of issue. In issuing the insurance, the Company has relied on the application. While the insurance is contestable, the Company, on the basis of a misstatement in the application, may rescind the insurance or deny a claim.

1.4  SUICIDE

     If the Insured dies by suicide within one year from the Date of Issue, the amount payable by the Company will be limited to the premiums paid, less the amount of any policy debt and withdrawals and less the cash value of any variable paid-up insurance surrendered.

1.5  POLICY DATE AND DATE OF ISSUE

     Policy months, years and anniversaries are computed from the Policy Date. The contestable and suicide periods begin with the Date of Issue. These dates are shown on page 3. The Date of issue for any increase in insurance issued under Additional Premiums Scheduled After Issue (Section 4.2) or any Optional Unscheduled Additional Premium (Section 4.3) will be shown on an amendment to the Schedule of Benefits and Premiums.

1.6  MISSTATEMENT OF AGE

     If the age of the Insured has been misstated, the amount payable will be the amount which the premiums paid would have purchased at the correct age.

1.7  PAYMENTS BY THE COMPANY

     All payments by the Company under this policy are payable at its Home
Office.

1.8  INSURABILITY REQUIREMENTS

     To make some changes under this policy, the Insured must meet the Company's insurability requirements. These requirements are as follows:

     . evidence of insurability must be given that is satisfactory to the Company; and
     . under the Company's underwriting standards, the Insured is in an underwriting classification that the same as, or is better than, the one for this policy.

                              SECTION 2. OWNERSHIP

2.1  THE OWNER

    The Owner is named on page 3. The Owner, his successor or his transferee may exercise policy rights without the consent of any beneficiary. After the death of the Insured, policy rights may be exercised only as provided in Sections 11 and 12.

2.2  TRANSFER OF OWNERSHIP

    The Owner may transfer the ownership of this policy. Written proof of transfer satisfactory to the Company must be received at its Home Office. The transfer will then take effect as of the date that it was signed. The Company may require that the policy be sent to it for endorsement to show the transfer.

2.3  COLLATERAL ASSIGNMENT

    The Owner may assign this policy as collateral security. The Company is not responsible for the validity or effect of the collateral assignment. The Company will not be responsible to an assignee for any payment or other action taken by the Company before receipt of the assignment in writing at its Home Office.

    The interest of any beneficiary will be subject to any collateral assignment made either before or after the beneficiary is named.

    The collateral assignee is not an Owner. A collateral assignment is not a transfer of ownership. Ownership can be transferred only by complying with
Section 2.2.

                        SECTION 3. ADDITIONAL PROTECTION

3.1   ADDITIONAL PROTECTION

    Additional Protection is insurance guaranteed for the period shown on page
3. The initial amount of and premium for Additional Protection are shown on page 3.

    Additional Protection will terminate on any policy anniversary on which:

    . the Owner has directed that dividends be used other than to increase
      Policy Value; and
    . the policy does not have Excess Amount.

3.2  REDUCTION BY COMPANY; OWNER'S RIGHT TO CONTINUE EXISTING PROTECTION

    For any policy year after the end of the guaranteed period, the Company may reduce the amount of Additional Protection if, at the attained age of the
Insured:

    . the net annual policy premium; plus
    . the excess, if any, of:
      . the Policy Value 25 days before the policy anniversary plus any dividend payable on the policy anniversary; over . the tabular value of the Minimum Guaranteed Death Benefit on the policy anniversary;

is less than:

    . the Minimum Guaranteed Death Benefit times the nonforfeiture factor (shown on page 8); plus
    . that portion of the cost of insurance charge for the insurance Amount which the Company determines applies to Additional Protection.

    The amount of Additional Protection will be reduced to equal the amount of term insurance which could be purchased by the premium for Additional Protection plus any dividend payable on the policy anniversary. The premium rates for term insurance will not be more than the rates shown on page 6. The Company will send written notice of the reduction.

    The Owner may prevent a reduction that would occur on or before the last term insurance premium increase date shown on page 6. This may be done by the payment of an increased minimum premium as determined under Section 4.2.

    The increased premium will be payable for the remainder of the premium paying period. The premium must be received at the Home Office within 31 days of the date the reduction would take effect.

     The right of the Owner to continue the amount of Additional Protection will terminate as of the first policy anniversary on which the Owner fails to pay an increased premium when due.

                      SECTION 4. PREMIUMS AND REINSTATEMENT

4.1  PREMIUM PAYMENT

Payment. All premiums after the first are payable at the Home Office or to an authorized agent. A receipt signed by an officer of the Company will be furnished on request. A premium must be paid on or before its due date. The date when each premium is due and the number of years for which premiums are payable are described on page 3

    No premiums may be paid while this policy is in force as paid-up insurance under Section 8, except as provided in Reinstatement (Section 4.7).

Frequency. Premiums are payable annually. Premiums may be paid on any other frequency, with the consent of the Company.

Grace Period. A grace period of 31 days will be allowed to pay a premium that is not paid on its due date. The policy will be in full force during this period. If a premium is paid during the grace period, policy values will be the same as if the premium had been paid on the premium due date. If the Insured dies during the grace period, any overdue premium will be paid from the proceeds of the policy.

    If a premium is not paid within the grace period, and the policy does not qualify for Premium Suspension (Section 4.6), the policy will terminate as of the due date unless it continues as paid-up insurance under Section 8.

4.2  AMOUNT OF PREMIUM; ADJUSTMENTS

Scheduled and Minimum Premiums. The premium due on this policy is the scheduled premium plus any required unscheduled additional premium due under Section 4.4. The scheduled premium is the sum of the minimum premium, any scheduled additional premium used to purchase variable paid-up additional insurance or to increase Policy Value, and any premium that is due for any additional benefit that is a part of this policy. The minimum premium is the premium for the Minimum Guaranteed Death Benefit and Additional Protection. The premium amounts at issue are shown on page 3.

    An increase in the minimum premium under Section 3.2 will be determined by adding the premium for the Minimum Guaranteed Death Benefit to the term insurance premium for the amount of Additional Protection at the attained age of the Insured. The premium rates for term insurance will not be more than the rates shown on page 6. The minimum premium will not be increased after the last term insurance premium increase date shown on page 6.

Additional Premiums Scheduled At Issue. This policy may have been issued with level additional premiums in excess of the minimum premium. The amount of these additional premiums is shown on page 3.

Additional Premiums Scheduled After Issue. The Owner may pay additional premiums by requesting that the level premium payable on the policy be increased. An increase in the level amount may be made at any time before the policy anniversary that is nearest to the 85th birthday of the Insured. The minimum amount of increase is shown on page 4. Additional premiums may be scheduled only if, at the time the increases are applied for:

    . the insurance in force after applying the scheduled additional premiums will be within the Company's issue limit; and . the Company's insurability requirements are met.

Owner's Right To Decrease Scheduled Additional Premiums. The Owner may decrease the amount of additional premium scheduled at issue or after issue. This may be done at any time by written request sent to the Home Office. Later increases in the level amount may be made only as provided in the preceding paragraph.

Effective Date. A premium change will take effect on the first premium due date that follows the receipt at the Home Office of the Owner's written request for change. When the Owner increases or decreases premiums, the Company will send an amendment to the Schedule of Benefits and Premiums.

Additional Premiums Used To Purchase Paid-Up Additional Insurance Or Increase Policy Value. As directed by the Owner, each scheduled additional. premium paid will be used to purchase variable paid-up additional insurance or to increase Policy Value as shown on page 3. The Owner may change this direction by written notice sent to the Home Office, subject to evidence of insurability. The purchase or increase will be made as of the policy anniversary.

4.3 OPTIONAL UNSCHEDULED ADDITIONAL PREMIUM

    Unscheduled additional premiums may be paid to the Company at any time before the policy anniversary that is nearest to the Insured's 85th birthday. An unscheduled additional premium may be paid only if, at the time the premium is paid:

    . the insurance in force after applying the unscheduled additional premium will be within the Company's issue limits; and . the Company's insurability requirements are met.

    Each unscheduled additional premium may not be less than the minimum amount shown on page 4. As directed by the Owner, each net unscheduled additional premium will be used, as of the date the premium is received by the Company, to purchase variable paid-up additional insurance or to increase Policy Value.

4.4 REQUIRED UNSCHEDULED ADDITIONAL PREMIUM

   If a withdrawal has been made, the Company may require an unscheduled additional premium to be paid. The due date of the required unscheduled additional premium is the policy anniversary following written notice by the Company. The net unscheduled additional premium will be used to increase Policy Value.

    The amount of required unscheduled additional premium due on a policy anniversary will be the lesser of (a) and (b) where:

      (a) is
        . the tabular value for the Minimum Guaranteed Death Benefit; minus . the Policy Value, 25 days prior to the anniversary; and

      (b) is
        . the accumulation at 4% annual interest of all amounts withdrawn; minus . the accumulation at 4% annual interest of all additional premiums used to increase Policy Value.

    If either (a) or (b) is zero or less than zero, no unscheduled additional premium will be required.

4.5 NET PREMIUMS

    Net Annual Policy Premium. The net annual policy premium is:

        . the annual premium for the Minimum Guaranteed Death Benefit; plus . the annual premium for Additional Protection; plus

        . the annual scheduled additional premium used to increase Policy Value:
          less
        . deductions for expenses; less
        . deductions for any classified mortality.

The deductions for expenses and classified mortality will not be mote than the amounts shown in the Table of Deductions from Annual Premiums shown on page 4.

Net Scheduled Additional Premium Used to Purchase Variable Paid-up Insurance. A net scheduled additional premium used to purchase variable paid-up insurance is:

    . the annual scheduled additional premium used to purchase additional insurance: less
    . deductions for expenses; less
    . any classified mortality charge.

The deductions for expenses and the charge for classified mortality will not be more than the amounts shown in the Table of Deductions from Additional Premiums shown on page 4.

Net Unscheduled Additional Premium. A net unscheduled additional premium is:

    . an optional or required unscheduled additional premium; less . deductions for expenses; less
    . any classified mortality charge.

The deductions for expenses and the charge for classified mortality will not be more than the amounts shown in the Table of Deductions from Additional Premiums shown on page 4.

4.6 PREMIUM SUSPENSION

    A policy qualifies for premium suspension if at the end of the grace period:

    . the Excess Amount as of 25 days prior to the previous policy anniversary is greater than or equal to one year's minimum premium plus one year's premium for any additional! benefits;
    . the Company determines that the Policy Value 25 days prior to the previous policy anniversary is greater than the sum of (a) plus (b) where:
      (a) is the net single premium on that anniversary for the Insurance Amount. This net single premium will be calculated using the basis of values for premium suspension shown on page 8; and
      (b) is the present value of charges for premium suspension for all future years. The present value will be calculated using:
          . amounts which the Company is then charging for premium suspension;
            and
          . the basis of values for premium suspension shown on page 8; and . no withdrawals have been made after a date 25 days prior to the previous policy anniversary.

If a policy qualifies for premium suspension:
    . the scheduled premium otherwise currently due does not need to be paid;
      and
    . the policy will not terminate because of the failure to pay the premium.

The Owner may pay unscheduled additional premiums as provided under Section 4.3.

    While premiums are being suspended, contract charges will be deducted from the Policy Value on each policy anniversary, subject to the maximum charges shown on page 4. If the premium frequency is other than annual, a deduction will be made from Policy Value to pay a premium for the remainder of the policy year and the premium frequency will be changed to annual.

    The payment of premiums must resume as of a policy anniversary if either:

    . the Excess Amount as of 25 days prior to a policy anniversary is less than the sum of one year's minimum premium plus one year's premium for any additional benefits; or
    . the Owner elects to end premium suspension by written request sent to the Home Office.

If a withdrawal of Policy Value is made, premiums will no longer be suspended unless the policy requalifies for premium suspension as of the next policy anniversary.

4.7  REINSTATEMENT

    This policy may be reinstated within three years after the due date of the overdue premium. All unpaid minimum premiums and premiums for any additional benefits that are a part of this policy (and interest as required below) must be received by the Company while the Insured is alive. The policy may not be reinstated if the policy was surrendered. After reinstatement, the policy will have the same Minimum Guaranteed Death Benefit, Additional Protection, Policy Value and variable paid-up additional insurance as if:

    . all minimum premiums had been paid when due;
    . investment earnings for all Divisions, less charges against the Separate
      Account, had been credited at an annual effective interest rate of 4% from the due date of the overdue premium until the date of reinstatement; and
    . loan interest, less charges by the Company for expenses and taxes, had been credited to Policy Value and to the cash value of variable paid-up additional insurance at an annual effective interest rate of 4%, from the due date of the overdue premium until the date of reinstatement.

    In addition, for the policy to be reinstated more than 31 days after the end of the grace period, the Company's insurability requirements must be met and an amount must be paid equal to the greater of:

    . all unpaid minimum premiums and premiums for additional benefits with interest from the due date of each premium at an annual effective rate of 5%; and
    . 110% of the excess of the cash value of the policy upon reinstatement over the cash value of the policy just before reinstatement, plus all unpaid premiums for additional benefits with interest from the due date of each premium at an annual effective rate of 5%.

    Any policy debt on the due date of the overdue premium, with interest at an annual effective interest rate of 5% from that date, must be repaid or reinstated.

                              SECTION 5. DIVIDENDS

5.1  ANNUAL DIVIDENDS

    This policy will share in the divisible surplus of the Company. This surplus is determined each year. This policy's share will be credited as a dividend on the policy anniversary.

5.2  USE OF DIVIDENDS

Policy In Force As Variable Whole Life With Additional Protection. If Additional Protection is in force and there is no Excess Amount, dividends will be used to increase Policy Value. If Additional Protection is not in force, or if there is Excess Amount, dividends may be paid in cash or used for one of the following:

  . Policy Value. Dividends will be used to increase Policy Value.
  . Paid-Up Additional Insurance. Dividends will purchase variable benefit paid-up additional insurance.
  . Premium Payment. Dividends will be used to reduce premiums. If the dividend is greater than the premium, the balance will be used to increase Policy Value.

Other uses of dividends may be made available by the Company.

    If no direction is given for the use of dividends, they will be used to increase Policy Value.

Policy In Force As Fixed Benefit Paid-Up Insurance. Dividends may be paid in cash or used to purchase fixed benefit paid-up additional insurance. Other uses of dividends may be made available by the Company.

    If no direction is given for the use of dividends, they will be used to purchase fixed benefit paid-up additional insurance.

Policy In Force As Variable Benefit Paid-Up Insurance. Dividends may be paid in cash or used to purchase variable paid-up additional insurance. Other uses of dividends may be made available by the Company.

    If no direction is given for the use of dividends, they will be used to purchase variable paid-up additional insurance.

5.3  DIVIDEND AT DEATH

    If a dividend is payable for the period from the beginning of the policy year to the date of the Insured's death, the dividend is payable as part of the policy proceeds.

                         SECTION 6. THE SEPARATE ACCOUNT

6.1  DESCRIPTION

    The Northwestern Mutual Variable Life Account (the Separate Account) has been established by the Company pursuant to Wisconsin law and is registered as a unit investment trust under the Investment Company Act of 1940.

    The Separate Account has several Divisions, as shown on page 7. Assets of the Separate Account are invested in shares of Northwestern Mutual Series Fund, Inc. (the Fund). The Fund is registered under the Investment Company Act of 1940 as an open-end, diversified investment company. The Fund has one Portfolio for each Division. Assets of each Division of the Separate Account are invested in shares of the corresponding Portfolio of the Fund. Shares of the Fund are purchased for the Separate Account at their net asset value. The Company may make available additional Divisions and Portfolios.

    Assets will be allocated to the Separate Account to support the operation of this policy (except when in force as fixed benefit paid-up insurance) and other variable life insurance policies. Assets may also be allocated for other purposes, but not to support the operation of any contracts or policies other than variable life insurance. Income and realized and unrealized gains and losses from assets in the Separate Account are credited to or charged against it without regard to other income, gains or losses of the Company.

    The assets of the Separate Account will be valued on each valuation day. They are the property of the Company. The portion of these assets equal to policy reserves and liabilities will not be charged with liabilities arising out of any other business the Company may conduct. The Company reserves the right to transfer assets of the Separate Account in excess of these reserves and liabilities to its General Account.

  The Owner may exchange this policy for a fixed benefit life insurance policy if the Fund changes its investment advisor or if a Portfolio has a material change in its investment objectives or restrictions. The Company will notify the Owner if there is any such change. The Owner may exchange this policy within 60 days after the notice or the effective date of the change, whichever is later.

    If, in the judgment of the Company, a Portfolio no longer suits the purposes of this policy due to a change in its investment objectives or restrictions, the Company may substitute shares of another Portfolio of the Fund or shares of another mutual fund. Any such substitution will be subject to any required approval of the Securities and Exchange Commission (SEC), the Wisconsin Commissioner of Insurance or other regulatory authority.

    The Company also may, to the extent permitted by applicable laws and regulations (including any order of the SEC), make changes as follows:

    . the Separate Account or a Division may be operated as a management company under the Investment Company Act of 1940, or in any other form permitted by law, if deemed by the Company to be in the best interest of the policyowners.
    . the Separate Account may be deregistered under the investment Company Act of 1940 in the event registration is no longer required.
    . the provisions of this and other policies may be modified to comply with any other applicable federal or state laws. In the event of a substitution or change, the Company may make appropriate endorsement of this and other policies having an interest in the Separate Account and take other actions as may be necessary to effect the substitution or change.

6.2  ALLOCATION OF NET PREMIUMS, DIVIDENDS AND DEDUCTIONS

    The first net annual policy premium and any net scheduled additional premium used to purchase variable paid-up insurance will be allocated to the Money Market Division on the Policy Date. Any net unscheduled additional premium received prior to the Initial Allocation Date will be allocated to the Money Market Division on the later of the Policy Date and the date the Company receives the premium. The Initial Allocation Date is shown on page 7.

    On the Initial Allocation Date, amounts in the Money Market Division will be allocated in accordance with the application. This allocation will remain in effect for later net premiums unless changed by the Owner by written request. Any change in allocation will be in effect for net premiums credited to the policy following the receipt of the written request at the Home Office.

    Allocations must be in whole percentages. If a Division is to receive an allocation, the allocation must be at least 10%. An allocation will not be permitted that results in assets invested for this policy being apportioned among more than the maximum number of Divisions for allocation shown on page 7.

    Any deduction from Policy Value or from the value of variable paid-up additional insurance, other than a decrease due to investment results, will be allocated in proportion to the values in the Divisions.

6.3  TRANSFER OF ASSETS

    On or after the Initial Allocation Date, the Owner may transfer the assets (other than policy debt) invested for this policy to any of the Divisions, as Ion as these assets, following the transfer, are allocated among not more than the maximum number of Divisions for allocation shown on page 7. Transfers may be made as often as twelve times in a policy year.

    The transfer will take effect on the date a written request is received in the Home Office. A fee may be required. The maximum fee is shown on page 7.

                       SECTION 7. DETERMINATION OF VALUES


7.1  POLICY VALUE

    On the Policy Date, the Policy Value is equal to the net annual policy premium plus any net unscheduled additional premium credited to Policy Value on the Policy Date, less the cost of insurance charge. On any day after that, the Policy Value is equal to what it was on the previous day plus these items:

    . any increase due to investment results of all amounts invested in all
      Divisions for the Policy Value;
    . interest on the Policy Value's share of policy debt at an annual rate equal to the loan interest rate less a charge by the company for expenses and taxes;
    . on each policy anniversary, if the premium due is paid within the grace period, the net annual policy premium;
    . any net unscheduled additional premium used to increase Policy Value credited that day;
    . any policy dividend payable on that day directed to increase Policy Value;
      and
    . any amounts transferred to Policy Value from variable paid-up additional insurance;
    and minus any of these items applicable on that day:
    . any decrease due to investment results of all amounts invested in all
      Divisions for the Policy Value;
    . a charge against the Separate Account at a rate of not more than 0.0016389% a day (0.60% a year) for mortality and expense risks that the Company assumes;
    . any amount charged against the Separate Account for taxes;
    . if the annual premium is suspended under the Premium Suspension provision
      (Section 4.6), any charges required under that provision;
    . the cost of insurance charge for the Insurance Amount;
    . any withdrawals; and
    . any surrender charges, administrative charges or reduction in policy debt that may result from a withdrawal, a decrease in face amount or a change to variable benefit paid-up insurance

    In addition, Policy Value will be adjusted for any increase or decrease, other than on a policy anniversary, in the amount of scheduled additional premiums used to increase Policy Value.

7.2  COST OF INSURANCE CHARGES FOR THE INSURANCE AMOUNT

    A cost of insurance charge is deducted from the Policy Value on each policy anniversary and is used in the determination of the Policy Value on the Policy Date. The cost of insurance charge is the cost of insurance rate times the net amount at risk. The cost of insurance rate is based on the attained age of the Insured. The cost of insurance rates are shown on page 5. The net amount at risk is (a) minus (b) where:

     (a) is the projected Insurance Amount divided by 1.04. The projected Insurance Amount is what the Insurance Amount would be at the end of the policy year assuming a 4% annual effective interest rate on invested funds; and
     (b)  is the Policy Value.

  If an unscheduled additional premium paid on a date other than a policy anniversary results in an increase in the net amount at risk, a cost of insurance charge for the portion of the policy year remaining will be deducted from Policy Value on the date the unscheduled additional premium is received by the Company.

7.3 EXCESS AMOUNT

    The Excess Amount is:
    . the Policy Value; less
    . the tabular value of the Minimum Guaranteed Death Benefit; less o the tabular value of the amount of Additional Protection; less
    . an adjustment, if premiums are not paid on an annual basis, for premiums due later in the policy year.

    If the amount determined above is less than zero, the Excess Amount will be zero.

7.4 VARIABLE PAID-UP ADDITIONAL INSURANCE

    Additional premiums and dividends used to purchase variable paid-up additional insurance will immediately increase the death proceeds payable under
Section 1.1. These amounts are not included in the Additional Protection.

    The amount of variable paid-up additional insurance is equal to the cash value of variable paid-up additional insurance divided by the net single premium using the basis of values shown on page 8.

    On the Policy Date, the cash value of variable paid-up additional insurance is equal to any net additional premium used to purchase variable paid-up additional insurance less the cost of insurance charge for the variable paid-up additional insurance. On any day after that, the cash value of variable paid-up additional insurance is equal to what it was on the previous day plus these items:

    . any increase due to investment results of all amounts invested in all
      Divisions for the variable paid-up additional insurance;
    . interest on the variable paid-up additional insurance's share of policy debt at an annual rate equal to the loan interest rate less a charge by the Company for expenses and taxes;
    . on each policy anniversary, if the premium due is paid within the grace period, the net scheduled additional premium used to purchase variable paid-up additional insurance;
    . any net unscheduled additional premium used to purchase variable paid-up additional insurance credited that day; and . any policy dividend payable on that day directed to purchase variable paid-up additional insurance;
    and minus any of these items applicable on that day:
    . any decrease due to investment results of all amounts invested in all
      Divisions for the variable paid-up additional' insurance;
    . a charge against the Separate Account at a rate of not more than 0.0016389% a day (0.60% a year) for mortality and expense risks that the Company assumes;
    . any amount charged against the Separate Account for taxes;
    . the cost of insurance charge for the variable paid-up additional insurance;
    . any surrender of variable paid-up additional insurance; and . any amount transferred to Policy Value.

    In addition, variable paid-up additional insurance will be adjusted for any increase or decrease, other than on a policy anniversary, in the amount of scheduled additional premiums used to purchase variable paid-up additional insurance.

Transfer Of Cash Value Of Variable Paid-Up Additional Insurance To Policy Value. The Owner may transfer the cash value of any variable paid-up additional insurance to Policy Value. The transfer will take effect on the date a written request to transfer is received at the Home Office. Policy Value may not be transferred to the cash value of variable paid-up additional insurance.

7.5 COST OF INSURANCE CHARGES FOR VARIABLE PAID-UP ADDITIONAL INSURANCE

    A cost of insurance charge is deducted from the cash value of variable paid-up additional insurance on each policy anniversary and is used in the determination of the cash value of variable paid-up additional insurance on the Policy Date. The cost of insurance charge is the cost of insurance rate times the net amount at risk. The cost of insurance rate is based on the attained age of the Insured. The cost of insurance rates are shown on page 5. On a policy anniversary, the net amount at risk is (a) minus (b) where:

    (a) is the amount of variable paid-up additional insurance divided by 1.04; and
    (b) is the cash value of variable paid-up additional insurance on the policy anniversary.

    If a net unscheduled additional premium is credited to the cash value of variable paid-up additional insurance on a day other than the policy anniversary, there will be a cost of insurance charge for the remainder of the policy year based on the increase in the net amount at risk resulting from the unscheduled additional premium.

7.6 VALUATION DAY AND VALUATION PERIOD

     A valuation day is any day on which the assets of the Separate Account are valued. A valuation period is a valuation day and any immediately preceding days which are not valuation days.

      Assets are valued as of the close of trading on the New York Stock Exchange on each day the Exchange is open. Each Division's share of amounts allocated, transferred or added to a Division or of amounts deducted, loaned, transferred or withdrawn from a Division on any day will be determined as of the end of the valuation period that contains that day.

                  SECTION 8. CASH VALVES AND PAID-UP INSURANCE

8.1 CASH VALUE

   The cash value of this policy on any date when all premiums due have been paid, during the grace period following the due date of an unpaid premium, or when this policy is in force as variable benefit paid-up insurance is equal to:

   . the Policy Value; plus
   . the cash value of variable paid-up additional insurance; less
   . any policy debt; less
   . the surrender charge for the policy year shown on page 4. There is no surrender charge if the policy is in force as variable benefit paid-up insurance.

   If premiums are not paid on an annual basis, the cash value will reflect a reduction for any premiums due later in the policy year.

8.2 FIXED BENEFIT PAID-UP INSURANCE

   If any premium is unpaid on the last day of the "grace period and if the cash value is at least $1,000 on the last day of the grace period, this policy will be in force as fixed benefit paid-up insurance. if the cash value is less than $1,000 as of the last day of the grace period, the policy will be treated as surrendered under Section 8.4.

   When the policy is in force as fixed benefit paid-up insurance, the Minimum Guaranteed Death Benefit, Additional Protection and Policy Value will not be in effect.

   The amount of fixed benefit paid-up insurance will be determined by using the cash value plus the policy debt, both as of the last day of the grace period, as a net single premium at the attained age of the Insured. However, if a portion of the cash value is attributable to variable paid-up additional insurance, that portion will be applied to purchase fixed benefit paid-up additions. The variable paid-up additional insurance will no longer be in force.

   The cash value of fixed benefit paid-up insurance or fixed benefit paid-up additions will be the net since premium for that insurance at the attained age of Insured less any policy debt. If fixed benefit paid-up insurance is surrendered within 31 days after a policy anniversary, the cash value will not be less than the cash value on that anniversary reduced by any later surrender of paid-up additions and adjusted for any later change in policy debt.

   The amount of the death proceeds when this policy is in force as fixed benefit paid-up insurance will be:

   . the amount of fixed benefit paid-up insurance determined above; plus . the amount of any fixed benefit paid-up additions then in force; plus . the amount of any dividend at death; less
   . the amount of any policy debt.

These amounts will be determined as of the date of death.

   Any policy debt will continue on fixed benefit paid-up insurance. Fixed benefit paid-up insurance will share in divisible surplus.

8.3 VARIABLE BENEFIT PAID-UP INSURANCE

   Variable benefit paid-up insurance may be selected in place of fixed benefit paid-up insurance provided the cash value of the policy is at least $5,000 on the last day of the grace period. A written request must be received at the Home Office no later than the last day of the grace period.

   When the policy is in force as variable benefit paid-up insurance, the Minimum Guaranteed Death Benefit and Additional Protection will not be in effect. On the due date of the unpaid premium, the Policy Value is set equal to the cash value plus the policy debt. The cash value of variable paid-up additional insurance is set at zero.

   The amount of the death proceeds when this policy is in force as variable benefit paid-up insurance will be:

   . the Policy Value of variable benefit paid-up insurance divided by the net single premium using the basis of values on page 8; plus
   . the amount of any in force variable paid-up additional insurance purchased by dividends; plus o the amount of any dividend at death; less o the amount of any policy debt.

These amounts will be determined as of the date of death.

   Any policy debt will continue on variable benefit paid-up insurance. Variable benefit paid-up insurance will share in divisible surplus.

8.4 SURRENDER

   The Owner may surrender this policy for its cash value. A written surrender of all claims, satisfactory to the Company, will be required. The date of surrender will be the date of receipt at the Home Office of the written surrender. The policy will terminate, and the cash value will be determined, as of the end of the valuation period which includes the date of surrender, or, in the case of fixed benefit paid-up insurance, as of the date of surrender. The Company may require that the policy be sent to it.

8.5 DEFERRAL OF PAYMENTS

Variable Insurance. During any period when:

   . the sale of securities or the determination of investment results is not reasonably practicable because

     (i)  the New York Stock Exchange is closed; or
     (ii) conditions are such that, under rules and regulations adopted by the SEC, trading is deemed to be restricted or an emergency is deemed to exist; or

   . the SEC, by order, permits deferral for the protection of the Company's policyowners;

the Company reserves the right:

   . to defer determination of cash value and payment of the cash value;
   . to defer payment of a loan or withdrawal;
   . to defer determination of a change in the amount of variable insurance or other variable amounts payable on death, and, if such determination has been deferred, to defer payment of any portion of the death benefit based on a variable amount; and
   . if payment of all or part of the death benefit is deferred, to defer application of the death proceeds to a payment plan under Section 12.

Fixed Benefit Insurance. The Company may defer paying the cash value of the fixed benefit paid-up insurance for up to six months from the date of surrender. If payment is deferred for 30 days or more, interest will be paid on the cash value at an annual effective rate of 4% from the date of surrender to the date of payment.

   The Company may defer making a loan for up to six months.

8.6 TABULAR VALUES

   The tabular value of the Minimum Guaranteed Death Benefit is equal to the Minimum Guaranteed Death Benefit times the tabular value per $1 of insurance. The tabular value of Additional Protection is equal to the amount of Additional Protection times the tabular value per $1 of insurance. Tabular values per $1 of insurance are shown on page 8 for each policy anniversary. Tabular values during a policy year will reflect the time elapsed in that year.

   Tabular values are the net level premium reserves for a whole life policy calculated using the basis of values shown on page 8. Calculations assume annual premiums are paid at the beginning of the policy year and claims are paid at the end of the policy year.

   Tabular values are used to determine:

   . whether the amount of Additional Protection may be reduced under Section
     3.2;
   . to determine the amount of any required unscheduled additional premium under Section 4.4;
   . whether the policy qualifies for premium suspension under Section 4.6; and . the Excess Amount under Section 7.3.

                        SECTION 9. LOANS AND WITHDRAWALS

9.1 POLICY LOANS

   The Owner may obtain a loan from the Company in an amount that, when added to existing policy debt, is not more than the loan value.

   A loan may be obtained on written request or to pay an overdue premium if the premium loan provision is in effect on this policy and premiums are not suspended under Section 4.6. If the loan value is not large enough to pay the overdue premium, a premium will be paid for any other frequency permitted by the Company for which the loan value is large enough. The Owner may elect or revoke the premium loan provision by written request received at the Home Office.

9.2 LOAN VALUE

   The loan value is 90% of the sum of the cash value and any existing policy debt on the date of the loan.

9.3 POLICY DEBT

   Policy debt consists ot all outstanding loans and accrued interest. It may be paid to the Company at any time. Any policy debt will be deducted from the policy proceeds.

    If the cash value decreases to zero, this policy will terminate unless a sufficient portion of the policy debt is repaid. Termination occurs 31 days after a notice has been mailed to the Owner and to any assignee on record at the Home Office. The notice will state the amount that must be repaid to keep the policy in force.

9.4 ALLOCATION OF LOANS

   Except when this policy is in force as fixed benefit paid-up insurance, a loan will be allocated between Policy Value and variable paid-up additional insurance in proportion to the amount of cash value attributable to Policy Value and the cash value of variable paid-up additional insurance. On the date a loan is made, or on the date unpaid interest is added to the loan, the amounts invested for this policy in each Division will be reduced in proportion to the amounts in each Division, On the date a loan repayment is made, the amounts invested for this policy in. each Division will be increased in proportion to the amounts n each Division.

9.5 LOAN INTEREST

   Interest accrues and is payable on a daily basis from the date of the loan on loans requested by the Owner and from the premium due date on Loans to pay premiums. Unpaid interest is added to the loan.

   The Specified Rate loan interest option or the Variable Rate loan interest option is elected on the application. The Owner may change this election at any time, but the change will not take effect until the January 1st following receipt of a written request at the Company's Home Office.

9.6 SPECIFIED RATE LOAN INTEREST OPTION

   Interest is payable at an annual effective rate of 5%.

9.7 VARIABLE RATE LOAN INTEREST OPTION

   Interest is payable at an annual effective rate that is set by the Company annually and applied to new or outstanding policy debt during the year beginning each January 1. The highest loan interest rate that may be set by the Company is the greater of:

   . a rate 1% higher than the rate shown on page 8 used to calculate tabular values; and
   . a rate based on the Corporate Bond Yield Averages -- Monthly Average
     Corporates for the immediately preceding October. This Average is published by Moody's Investors Service, Inc. If it is no longer published, the highest loan interest rate will be based on some other similar average established by the insurance supervisory official of the state in which this policy is delivered.

   The loan interest rate set by the Company will not exceed the maximum rate permitted by the laws of the state in which this policy is delivered. The loan interest rate will not be changed unless the change in the annual effective rate is at least 1/2%.

   The Company will give notice:

   . of the initial loan interest rate in effect at the time a policy loan is made.
   . of an increase in loan interest rate on outstanding policy debt no later than 30 days before the January 1st on which the increase takes effect.

   This policy will not terminate during a policy year as the sole result of an increase in the loan interest rate during that policy year.

9.8 WITHDRAWALS

   The Owner may make a withdrawal of Policy Value. A fee may be charged subject to the maximum shown on page 7. However, the Owner may not:

   . withdraw more than the Excess Amount less the surrender charge shown on page 4;
   . withdraw an amount which would reduce the loan value to less than the policy debt;
   . withdraw less than the minimum withdrawal amount shown on page 4; or . make more than four withdrawals in a policy year.
   Any withdrawal from Policy Value will be allocated between the Divisions in proportion to the amount attributable to each Division.


                         SECTION 10. EXCHANGE OF POLICY

   Within 24 months after the Date of Issue shown on page 3, provided premiums are duly paid, the Owner may exchange this policy without evidence of insurability for a fixed benefit life insurance policy on the life of the Insured. The new policy will be on a form determined by the Company to be similar to this policy.

   To effect the change the Owner must send this policy, a completed application for change, and any required payment to the Home Office of the Company. The change will be effective on the later of the date of the application or the date the required items are received at the Home Office.

   The new policy will have the same initial guaranteed death benefit, policy date and issue age as this one, and the premiums and cash values wilt be the same as those for whole life policies issued on the Date of Issue of this policy.

   Any additional benefit included in this policy will be included with the new policy only to the extent that such provisions were being offered with the new policy on the Date of Issue of this policy.

                            SECTION 11. BENEFICIARIES

11.1 DEFINITION OF BENEFICIARIES

   The term "beneficiaries" as used in this policy includes direct beneficiaries, contingent beneficiaries and further payees.

11.2 NAMING AND CHANGE OF BENEFICIARIES

By Owner. The Owner may name and change the beneficiaries of death proceeds:

   . while the Insured is living.

   . during the first 60 days after the date of death of the Insured, if the Insured was not the Owner immediately prior to the Insured's death. A change made during this 60 days may not be revoked.

By Direct Beneficiary. A direct beneficiary may name and change the contingent beneficiaries and further payees of the direct beneficiary's share of the proceeds:

    .  if the direct beneficiary is the Owner;
    . if, at any time after the death of the Insured, no contingent beneficiary or further payee of that share is living; or
    . if, after the death of the Insured, the direct beneficiary elects a payment plan. The interest of any other beneficiary in the share of that direct beneficiary will end.

    These direct beneficiary rights are subject to the Owner's rights during the 60 days after the date of death of the Insured.

By Spouse (Marital Deduction Provision).

    . Power To Appoint. The spouse of the Insured will have the power alone and in all events to appoint all amounts payable to the spouse under the policy if:

       a. immediately before the Insured's death, the Insured was the Owner; and

       b. the spouse is a direct beneficiary; and

       c. the spouse survives the Insured.

    .  To Whom Spouse Can Appoint. Under this power, the spouse can appoint:

       a. to the estate of the spouse; or

       b. to any other persons as contingent beneficiaries and further payees.

    . Effect Of Exercise. As to the amounts appointed, the exercise of this power will:

       a. revoke any other designation of beneficiaries;

       b. revoke any election of payment plan as it applies to them; and

       c. cause any provision to the contrary in Section 11 or 12 of this policy to be of no effect.

    . Effective Date. A naming or change of a beneficiary will be made on receipt at the Home Office of a written request that is acceptable to the Company. The request will then take effect as of the date that it was signed. The Company is not responsible for any payment or other action that is taken by it before the receipt of the request. The Company may require that the policy be sent to it to be endorsed to show the naming or change.

11.3 Successions IN INTEREST OF BENEFICIARIES

Direct Beneficiaries. The proceeds of this policy will be payable in equal shares to the direct beneficiaries who survive and receive payment. If a direct beneficiary dies before receiving all or part of the direct beneficiary's full share, the unpaid portion will be payable in equal shares to the other direct beneficiaries who survive and receive payment.

Contingent Beneficiaries. At the death of all of the direct beneficiaries, the proceeds, or the present value of any unpaid payments under a payment plan, will be payable in equal shares to the contingent beneficiaries who survive and receive payment. If a contingent beneficiary dies before receiving all or part of the contingent beneficiary's full share, the unpaid portion will be payable in equal shares to the other contingent beneficiaries who survive and receive payment.

Further Payees. At the death of all of the direct and contingent beneficiaries, the proceeds, or the present value of any unpaid payments under a payment plan, will be paid in one sum:

    . in equal shares to the further payees who survive and receive payment; or . if no further payees survive and receive payment, to the estate of the last to die of all of the direct and contingent beneficiaries who survive the Insured.

Owner Or The Owner's Estate. If no beneficiaries are alive when the Insured dies, the proceeds will be paid to the Owner or to the Owner's estate.

11.4 GENERAL

Transfer Of Ownership. A transfer of ownership of itself will not change the interest of a beneficiary.

Claims Of Creditors. So far as allowed by law, no amount payable under this policy will be subject to the claims of creditors of a beneficiary.

Succession Under Payment Plans. A direct or contingent beneficiary who succeeds to an interest in a payment plan will continue under the terms of the plan.


                     SECTION 12. PAYMENT OF POLICY BENEFITS

12.1 PAYMENT OF PROCEEDS

    Death proceeds will be paid under the payment plan that takes effect on the date of death of the Insured. The interest Income Plan (Option A) will be in effect if no payment plan has been elected. Interest will accumulate from the date of death until a payment plan is elected or the proceeds are withdrawn in cash.

    Surrender proceeds will be paid in cash or under a payment plan that is elected.

12.2 PAYMENT PLANS

Interest Income Plan (Option A). The proceeds will earn interest which may be received each month or accumulated. The first payment is due one month after the date on which the plan takes effect. Interest that has accumulated may be withdrawn at any time. Part or all of the proceeds may be withdrawn at any time:

Installment Income Plans. Payments will be made each month on the terms of the plan that is elected. The first payment is due on the date that the plan takes effect.

    . Specified Period (Option B). The proceeds with interest will be paid over a period of from one to 30 years. The present value of any unpaid installments may be withdrawn at any time.
    .  Specified Amount (Option D). Payments of not
    . less than $10 per $1,000 of proceeds will be made until all of the proceeds with interest have been paid. The balance may be withdrawn at any time.

Life Income Plans. Payments will be made each month on the terms of the plan that is elected. The first payment is due on the date that the plan takes effect. Proof of the date of birth, acceptable to the Company, must be furnished for each person on whose life the payments are based.

    . Single Life Income (Option C). Payments will be made for a chosen period and, after that, for the life of the person on whose life the payments are based. The choices for the period are:

       a. zero years;

       b. 10 years;

       c. 20 years; or

       d. a refund period which continues until the sum of the payments that have been made is equal to the proceeds that were placed under the plan.

    . Joint And Survivor Life Income (Option E). Payments are based on the lives of two persons. Level payments will be made for a period of 10 years and, after that, for as long as one or both of the persons are living.

    . Other Selections. The Company may offer other selections under the Life Income Plans.

    . Withdrawal. The present value of any unpaid payments that are to be made for the chosen period (Option C) or the 10 year period (Option E) may be withdrawn only after the death of all of the persons on whose lives the payments are based.

    . Limitations. A direct or contingent beneficiary who is a natural person may be paid under a Life Income Plan only if the payments depend on that beneficiary's life. A corporation may be paid under a Life Income Plan only if the payments depend on the life of the Insured or, after the death of the Insured, on the life of the Insured's spouse or dependent.

Payment Frequency. On request, payments will be made once every 3, 6 or 12 months instead of each month.

Transfer Between Payment Plans. A beneficiary who is receiving payment under a plan which includes the right to withdraw may transfer the amount withdraw-able to any other plan that is available.

Minimum Payment. The Company may limit the election of a payment plan to one that results in payments of at least $50.

    If payments under a payment plan are or become less than $50, the Company may change the frequency of payments. If the payments are being made once every 12 months and are less than $50, the Company may pay the present value or the balance of the payment plan.

12.3 PAYMENT PLAN RATES

Interest Income And Installment Income Plans. Proceeds will earn interest at rates declared each year by the Company. None of these rates will be less than an annual effective rate of 2%. Interest of more than 2% will increase the amount of the payments or, for the Specified Amount Plan (Option D), increase the number of payments. The present value of any unpaid installments will be based on the 2% rate of interest.

    The Company may offer guaranteed rates of interest higher than 2% with conditions on withdrawal.

Life Income Plans. Payments will be based on rates declared by the Company. These rates will provide at least as much income as would the Company's rates, on the date that the payment plan takes effect, for a single premium immediate annuity contract. Payments under these rates will not be less than the amounts that are described in Minimum Payment Rates.

Minimum Payment Rates. The minimum payment rates for the Installment Income Plans (Options B and D) and the Life Income Plans (Options C and E) are shown in the Minimum Payment Rate Tables.

    The Life Income Plan payment rates in those tables depend on the adjusted age of each person on whose life the payments are based. The adjusted age is:

    . the age on the birthday that is nearest to the date on which the payment plan takes effect; plus
    . the age adjustment shown below for the number of policy years that have elapsed from the Policy Date to the date that the payment plan takes effect. A part of a policy year is counted as a full year.

 POLICY YEARS        AGE            POLICY YEARS          AGE
   ELAPSED       ADJUSTMENT            ELAPSED         ADJUSTMENT


    1 to 8           0                33 to 40            -4
   9 to 16          -1                 41-48              -5
  17 to 24          -2               49 or more           -6
  25 to 32          -3

12.4 EFFECTIVE DATE FOR PAYMENT PLAN

    A payment plan that is elected will take effect on the date of death of the Insured if:

    . the plan is elected by the Owner; and
    . the election is received at the Home Office while the Insured is living.

In all other cases, a payment plan that is elected will take effect:

    . on the date the election is received at the Home Office; or . on a later date, if requested.

12.5  PAYMENT PLAN ELECTIONS

For Death Proceeds By Owner. The Owner may elect payment plans for death proceeds:

    .  while the Insured is living.
    . during the first 60 days after the date of death of the Insured, if the Insured was not the Owner immediately prior to the Insured's death. An election made during this 60 days may not be changed.

For Death Proceeds By Direct Or Contingent Beneficiary. A direct or contingent beneficiary may elect payment plans for death proceeds payable to that beneficiary, if no payment plan that has been elected is in effect. This right is subject to the Owner's rights during the 60 days after the date of death of the Insured.

For Surrender Proceeds. The Owner may elect payment plans for surrender proceeds. The Owner will be the direct beneficiary.

12.6 INCREASE OF MONTHLY INCOME

    A direct beneficiary who is to receive proceeds under a payment plan may increase the amount of the monthly payment. This is done by the payment of an annuity premium to the Company at the time the payment plan elected under
Section 12.5 takes effect. The amount that will be applied under the payment plan will be the net premium. The net premium is the annuity premium less a charge of not more than 2% and less any premium tax. The net premium will be applied under the same payment plan and at the same rates as the proceeds. The Company may limit this net premium to an amount that is equal to the direct beneficiary's share of the proceeds payable under this policy.


                           MINIMUM PAYMENT RATE TABLES

               Minimum Monthly Income Payments Per $1,000 Proceeds

INSTALLMENT INCOME PLANS (OPTIONS B AND D)

 -------------------------------------------------------------------------------
     PERIOD (YEARS)    MONTHLY      PERIOD     MONTHLY      PERIOD      MONTHLY
                       PAYMENT      (YEARS)    PAYMENT     (YEARS)      PAYMENT
 -------------------------------------------------------------------------------
           1            84.09         11        8.42          21          4.85
           2            42.46         12        7.80          22          4.67
           3            28.59         13        7.26          23          4.51
           4            21.65         14        6.81          24          4.36
           5            17.49         15        6.42          25          4.22
           6            14.72         16        6.07          26          4.10
           7            12.74         17        5.77          27          3.98
           8            11.25         18        5.50          28          3.87
           9            10.10         19        5.26          29          3.77
           10            9.18         20        5.04          30          3.68
 -------------------------------------------------------------------------------

                           MINIMUM PAYMENT RATE TABLES

              Minimum Monthly Income Payments Per $ 1,000 Proceeds

LIFE INCOME PLAN (OPTION C)

                                     SINGLE LIFE MONTHLY PAYMENTS
                                                CHOSEN PERIOD (YEARS)
                 ADJUSTED
                   AGE*               ZERO         10         20      REFUND
                    55               $ 4.17      $ 4.14     $ 4.06    $ 4.05
                    56                 4.23        4.20       4.11      4.11
                    57                 4.31        4.28       4.17      4.17
                    58                 4.39        4.35       4.23      4.24
                    59                 4.47        4.43       4.29      4.31
                    60                 4.56        4.51       4.35      4.37
                    61                 4.65        4.59       4.42      4.45
                    62                 4.76        4.69       4.49      4.54
                    63                 4.87        4.79       4.56      4.62
                    64                 4.98        4.90       4.63      4.70
                    65                 5.10        5.00       4.70      4.80
                    66                 5.24        5.12       4.77      4.90
                    67                 5.38        5.24       4.84      5.00
                    68                 5.54        5.37       4.91      5.12
                    69                 5.70        5.51       4.98      5.24
                    70                 5.88        5.66       5.05      5.36
                    71                 6.07        5.81       5.12      5.50
                    72                 6.27        5.96       5.19      5.64
                    73                 6.49        6.13       5.24      5.79
                    74                 6.73        6.30       5.30      5.95
                    75                 6.99        6.48       5.36      6.11
                    76                 7.27        6.67       5.40      6.29
                    77                 7.58        6.86       5.45      6.48
                    78                 7.91        7.05       5.49      6.68
                    79                 8.26        7.25       5.52      6.89
                    80                 8.64        7.45       5.55      7.12
                    81                 9.05        7.65       5.58      7.35
                    82                 9.50        7.84       5.60      7.60
                    83                 9.98        8.02       5.62      7.85
                    84                10.50        8.20       5.63      8.13
                85 and over           11.06        8.38       5.64      8.43

LIFE INCOME PLAN (OPTION E)

                                JOINT AND SURVIVOR MONTHLY PAYMENTS
 OLDER LIFE                        YOUNGER LIFE ADJUSTED AGE*
 ADJUSTED
   AGE*           55      60        65       70       75      80    85 and over
      55       $ 3.79
      60         3.87   $ 4.07
      65         3.94     4.18   $ 4.45
      70         3.99     4.27     4.61   $ 4.99
      75         4.02     4.34     4.73     5.20   $ 5.72
      80         4.05     4.38     4.81     5.35     6.00   $ 6.67
 85 and over     4.06     4.40     4.86     5.45     6.18     7.00     $ 7.75

*See Section 12.3